SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2008

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Addresses of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 8, 2008, MBIA Inc. (the “Company”), MBIA Insurance Corporation (“MBIA”) and Barclays Bank PLC, as administrative agent (the “Administrative Agent”), entered into an amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of August 28, 1998, as amended (the “Credit Agreement”), among the Company, MBIA, the designated borrowers named therein, the Administrative Agent and the lenders party thereto. The Amendment provides that certain surplus notes of MBIA will be treated as equity rather than debt under the Credit Agreement for the purposes of the Credit Agreement’s net worth covenant.

The Company and MBIA are also seeking to obtain an amendment to the Credit Agreement’s net worth covenant to provide that net worth shall be determined without giving effect to the effects of FASB 133 with respect to credit derivatives insured or entered into by subsidiaries of the Company (other than MBIA), excluding any such credit derivatives as to which a credit impairment has occurred. However, there can be no assurance that the Company and MBIA will be successful in obtaining such an amendment.

Item 7.01.	REGULATION FD DISCLOSURE.

The Company issued a press release on January 9, 2008. A copy of the press release is attached as Exhibit 99.1 hereto. In addition, the Company is providing the disclosure set forth in Exhibit 99.2.

The information in Exhibits 99.1 and 99.2 are being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 8.01.	OTHER EVENTS.

The following information is being filed pursuant to Item 8.01 – Other Events of Form 8-K.

Press Release

In conjunction with its plan to strengthen its capital base, MBIA today:

•	released details of its comprehensive capital strengthening plan;

•	updated information relating to estimated increases to case loss activity on its prime, second-lien mortgage-related exposure and estimated increases to unallocated loss reserves;

•	updated information relating to the estimated change in fair value of insured credit derivatives (“mark-to-market”) and provided information on impairments of certain insured credit derivatives; and

•	announced a reduction in its quarterly shareholder dividend to 13 cents per share from its most recent quarterly shareholder dividend rate of 34 cents per share.

Capital Strengthening Plan: The key elements of MBIA’s plan to further strengthen its capital position include:

•

The Warburg Pincus investment announced on December 10, 2007. As announced, Warburg Pincus has committed to invest $500 million in common equity at $31 per share and to backstop a $500 million rights offering to the Company’s existing shareholders. Warburg Pincus will also receive warrants to purchase additional shares at $40 per share. The Warburg Pincus investment is proceeding according to plan, with the common equity investment currently expected to close in January 2008 and the rights offering expected to close in February 2008. Refer to the Company’s Current Report on Form 8-K, filed on December 13, 2007, for a copy of the Warburg Pincus Investment Agreement.

•	$1 billion of debt, which is expected to be treated as capital of the insurance company for rating agency purposes.

•	The net release of capital that supports amortizing and maturing transactions is expected to amount to $300 million to $500 million in the fourth quarter of 2007.

•	The shareholder dividend reduction announced today is expected to preserve approximately $80 million per year.

•

The purchase of reinsurance covering a diversified portion of MBIA’s portfolio, which is expected to reduce MBIA’s capital requirements by $50 million to $150 million, is expected to occur in the near term.

Upon successful completion of its capital management plan, the Company expects to meet or exceed the rating agencies’ current capital requirements for MBIA to retain its Triple-A ratings. Based on discussions with the rating agencies and the commentary they have released to the market, the Company believes that the successful implementation of this capital plan will result in a robust capital position that will lead to stable ratings.

Estimate of Incurred Losses: Consistent with its previously released estimates (December 10, 2007), MBIA estimates that it will incur a total of $737 million in loss and loss adjustment expenses for the fourth quarter of 2007. These expenses consist of fourth quarter case loss activity of approximately $614 million and $123 million in unallocated loss reserve activity. The approximately $614 million case loss activity is principally related to MBIA’s insured securitizations of prime home equity lines of credit and prime closed-end second-lien mortgages. The estimate of case loss activity reflects MBIA’s best estimate of probable and estimable losses. The ultimate amount of such incurred losses might differ from the above estimate.

MBIA’s $214 million total unallocated loss reserves at September 30, 2007 will increase with the addition of approximately $23 million, reflecting the regular quarterly addition of 12 percent of scheduled earned premiums, and the special addition of $100 million to reflect MBIA’s estimate of losses that are probable to occur as a result of the potential for adverse developments in the real estate market related to prime, second-lien mortgage exposure, but which have not yet been specifically identified.

Mark-to-Market Estimate (including CDO-squared credit impairment): As previously disclosed, MBIA has observed significant widening of market spreads of collateral underlying certain MBIA-insured CDO tranches in the fourth quarter of 2007. The non-cash pre-tax change in fair value of insured credit derivatives (“mark-to-market”), under generally accepted accounting principles, between September 30, 2007 and December 31, 2007 is estimated to be a loss of $3.3 billion. The non-cash after-tax mark-to-market loss is estimated to be $2.1 billion. These mark-to-market estimates are preliminary and are subject to adjustment, as MBIA is finalizing its evaluation and analysis for the quarter ending December 31, 2007. Of this $3.3 billion mark-to-market loss, approximately $200 million represents estimated credit impairment related to three CDO-squared transactions that MBIA expects to incur actual claims in the future. However, as previously stated, MBIA continues to believe that the balance of the mark-to-market losses are not predictive of future claims and in the absence of credit impairment, the cumulative marks will net to zero over the remaining life of the insured credit derivatives. The mark-to-market also does not affect rating agency evaluations of MBIA’s capital adequacy. The mark-to-market amount disclosed above reflects a refinement to MBIA’s valuation modeling techniques that was implemented in the fourth quarter. Specifically, in light of extraordinary widening of the market spreads for the asset-backed security (ABS) portion of the collateral underlying certain insured CDO tranches, for purposes of its valuation model, MBIA revised its approach and treated that ABS collateral as if it were in default.

Change in Dividend: The Company also announced that its Board of Directors has authorized a revised shareholder dividend policy which will reduce quarterly shareholder dividends from $.34 per share to $.13 per share. The dividend reduction is expected to preserve approximately $80 million in capital per year.

Contact with the New York Insurance Department and the Securities and Exchange Commission

The Company has recently had discussions with and has provided information on a voluntary basis to the New York Insurance Department (“Department”) and the Securities and Exchange Commission (“SEC”) in response to informal inquiries with respect to certain matters, including the Warburg Pincus transaction, the Company’s announcement of preliminary loss reserve estimates on December 10, 2007 related to MBIA’s residential mortgage-backed securities exposure and disclosures regarding MBIA’s CDO exposure. The Company may receive additional inquiries from and may provide additional information to these agencies in response to any inquiries with respect to these or other matters in the future. In addition, in connection with its discussions with the Department, MBIA committed to provide the Department with advance notice of certain matters such as the payment of dividends, MBIA’s approach to its structured finance business and significant transactions that are not in the ordinary course of business and to continue to discuss such matters with the Department.

Risk Factors

The Company has revised certain risk factors it previously disclosed in its Form 10-K for the year ended December 31, 2006. The updated risk factors are listed below. References in the risk factors to the “Company” are to MBIA Inc., together with its domestic and international subsidiaries. References to “we,” “our” and “us” are to MBIA Inc. or the Company, as the context requires.

A reduction in MBIA’s financial strength ratings from any of the major rating agencies would materially and adversely affect our financial condition, results of operations and future business

MBIA’s ability to attract new business and to compete with other triple-A rated financial guarantors is largely dependent on the triple-A financial strength ratings assigned to it by the major rating agencies and the financial enhancement rating assigned by S&P. MBIA intends to comply with the requirements imposed by the rating agencies to maintain such ratings; however, no assurance can be given that MBIA will successfully comply with these requirements, that these requirements will not change or that, even if MBIA complies with these requirements, one or more of such rating agencies will not lower or withdraw its financial strength ratings of MBIA or place MBIA on “negative outlook” or “rating watch negative” status indicating that a downgrade may be considered in the future. On December 14, 2007, Moody’s changed MBIA’s outlook to “negative” from “stable,” while confirming the outlook of three of MBIA’s competitors as “stable,” on December 19, 2007, S&P changed MBIA’s outlook to “negative” from “stable” while confirming the outlook of two of MBIA’s competitors as “stable” and on December 20, 2007, Fitch placed MBIA Inc. and MBIA on rating watch negative. MBIA’s ability to attract new business and to compete with other triple-A rated financial guarantors, and its results of operations and financial condition, would be materially adversely affected by any reduction, or suggested possibility of reduction, in its ratings.

Requirements imposed by the rating agencies to maintain our triple-A rating are outside of our control, and such requirements oblige us to raise additional capital or take other remedial actions in a relatively short timeframe. We are implementing a capital plan in order to raise sufficient funds to meet the rating agency capital requirements to maintain our triple-A rating and obtain a “stable” outlook from S&P, Moody’s and Fitch. The capital plan consists of the previously announced Warburg Pincus investment, indebtedness, and capital formation and risk reduction from operations. However, there can be no assurance that we will successfully complete all or any of these transactions, and there can be no assurance that the rating agencies, in particular S&P, will change our outlook to “stable” even if we successfully implement our capital plan. The Warburg Pincus investment is subject to closing conditions, including performance of specified covenants, receipt of Hart-Scott-Rodino approval, as well as the approvals of the various regulatory authorities (including insurance regulatory approvals in New York, Illinois and the United Kingdom), and the absence of any injunction or other legal prohibition on closing. Each element of the capital plan is subject to conditions and delays, during which new economic developments could adversely affect rating agency capital requirements or our ability to successfully implement the capital plan. If we are unable to successfully implement all or any portion of the capital plan, our financial strength ratings may be downgraded, which would materially adversely affect our financial condition, results of operations and future business.

Recent adverse developments in the credit markets and any potential negative impact on MBIA’s insured portfolio may materially and adversely affect our financial condition, results of operations and future business

MBIA is exposed to credit risks in its portfolio that may arise from deterioration in the credit markets, wherein such deterioration in credit performance could lead to potential erosion in the quality of assets and also the collection of cash flows from such assets within structured securities that it has guaranteed. While MBIA has sought to underwrite direct residential mortgage-backed securities (“RMBS”), structured pools of commercial mortgage-backed securities (“CMBS”) and collateralized debt obligations (“CDOs”) of asset-backed securities (“ABS”) with levels of subordination and other credit enhancements designed to protect it from loss in the event of poor performance on the underlying assets collateralizing the securities in the insured portfolio, as of January 8, 2008, we estimated that we would establish case basis loss reserves of $614 million under GAAP and $814 million under SAP and a special increase to unallocated loss reserves of $100 million under GAAP due to projected inadequacies of such credit enhancements in securities it has guaranteed. The special increase to unallocated loss reserve is in addition to MBIA’s regular quarterly addition of 12% of scheduled earned premiums, or approximately $23 million in the fourth quarter of 2007. We expect the after-tax effect of the establishment of such SAP reserves to eliminate MBIA’s net income and produce a loss for the fourth quarter and possibly for 2007 under SAP. No assurance can be given that such credit enhancements will prove to be adequate to protect MBIA from incurring additional material losses in view of the current significantly higher rates of delinquency, foreclosure and loss rates being observed among residential homeowners. The extent and duration of any future continued deterioration of the credit markets is unknown, as is the impact, if any, on potential claim payments and ultimate losses of the securities within MBIA’s portfolios. In addition, there can be no assurance that any of the governmental or private sector initiatives designed to address such credit deterioration in the markets will be implemented, and there is no way to know the effect that any such initiatives could have on the credit performance over time of the actual securities that MBIA insures.

In addition, there can be no assurance that we would be successful, or that we would not be delayed, in enforcing the subordination provisions, credit enhancements or other contractual provisions of the RMBS, CMBS and CDOs of ABS MBIA insures in the event of litigation or the bankruptcy of other transaction parties. Many of the subordination provisions, credit enhancements and other contractual provisions of the RMBS, CMBS and CDOs of ABS MBIA insures are untested in the market and, therefore, it is uncertain how such subordination provisions, credit enhancements and other contractual provisions will be interpreted in the event of an action for enforcement.

Individual credits in MBIA’s insured portfolio (including potential new credits) are assessed a rating agency “capital charge” based on a variety of factors, including the nature of the credits, their underlying ratings, their tenor and their expected and actual performance. In the event of an actual or perceived deterioration in creditworthiness, a reduction in the underlying rating or a change in the rating agency capital methodology, MBIA may be required to hold more of its capital in reserve against credits in its insured portfolio, regardless of whether losses actually occur, or against potential new business. Significant reductions in underlying ratings of credits in MBIA’s insured portfolio can produce significant increases in assessed “capital charges.” There can be no assurance that MBIA’s capital position will be adequate to meet such increased reserve requirements or that MBIA will be able to secure additional capital, especially at a time of actual or perceived deterioration in creditworthiness of new or existing credits. Unless MBIA was able to increase its amount of available capital, an increase in capital charges could reduce the amount of capital available to pay claims and support MBIA’s triple-A ratings and could have an adverse effect on MBIA’s ability to write new business.

In recent weeks and months Fitch, Moody’s and S&P have announced the downgrade of, or other negative ratings actions with respect to, a large number of structured finance transactions, including certain transactions that MBIA insures. While less than 5% of MBIA’s insured portfolio as of September 30, 2007 has been downgraded as of January 8, 2008 in connection with the rating agencies’ recent downgrades of structured finance transactions, there can be no assurance that additional securities in MBIA’s insured portfolio will not be reviewed and downgraded in the future. Moreover, we do not know what portion of the securities in MBIA’s insured portfolio already have been reviewed by the rating agencies and if, and when, the rating agencies might review additional securities in MBIA’s insured portfolio or review again securities that have already been reviewed and/or downgraded. Downgrades of credits that MBIA insures will result in higher capital charges to MBIA under the relevant rating agency model or models. If the additional amount of capital required to support such exposures is significant, MBIA could be required to raise additional capital, if available, on terms and conditions that may not be favorable to MBIA, curtail current business writings, or pay to transfer a portion of its in-force business to generate capital for ratings purposes with the goal of maintaining its triple-A ratings. Among other things, such events or goal may not be obtainable, and such events or actions could adversely affect the results of operations and financial condition of MBIA going forward.

Loss reserve estimates are subject to uncertainties and loss reserves may not be adequate to cover potential paid claims

The financial guarantees issued by MBIA insure the financial performance of the obligations guaranteed over an extended period of time, in some cases over 30 years, under policies that MBIA has, in most circumstances, no right to cancel. As a result of the lack of statistical paid loss data due to the low level of paid claims in MBIA’s financial guarantee business and in the financial guarantee industry in general, particularly, until recently, in the structured asset-backed area, MBIA does not use traditional actuarial approaches to determine its loss reserves. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving numerous estimates and subjective judgments by management, and therefore, there can be no assurance that actual paid claims in MBIA’s insured portfolio will not exceed its loss reserves. Additionally, MBIA uses both internal models as well as models generated by third party consultants and customized by MBIA to project future paid claims on MBIA’s insured portfolio and establish loss reserves. There can be no assurance that the future loss projections based on these models are accurate.

On December 10, 2007, MBIA Inc. announced that as a result of continued deterioration in the performance of RMBS, in particular, prime home equity lines of credit and closed-end second mortgage-backed securities we estimated that we would establish case basis loss reserves of between $500 million and $800 million in the fourth quarter of 2007 related to those exposures. Subsequently, as of January 8, 2008, we estimated that we would establish case basis loss reserves of $614 million under GAAP and

$814 million under SAP and a special increase to unallocated loss reserves of $100 million under GAAP in the fourth quarter of 2007 related to such exposures. The special increase to unallocated loss reserve is in addition to MBIA’s regular quarterly addition of 12% of scheduled earned premiums, or approximately $23 million in the fourth quarter of 2007. Additionally, further deterioration in the performance of RMBS, CDOs of ABS or other obligations MBIA insures or reinsures could lead to the establishment of additional loss reserves and further losses or reductions in income. There can be no assurance that the estimates of probable and estimable losses are accurate. Actual paid claims could exceed our estimate and could significantly exceed our loss reserves.

Credit risk modeling contains uncertainty over ultimate outcomes which makes it difficult to estimate potential paid claims and loss reserves

The securities MBIA insures include highly complex structured transactions, the performance of which depends on a wide variety of factors outside of our control, and in such transactions we rely on sophisticated financial models, generated internally and supplemented by models generated by third parties, to estimate future credit performance of the underlying assets, and to evaluate structures, rights and our potential obligations over time. For example, the modeling of multi-sector CDOs requires analysis of both direct ABS as well as CDO collateral within the multi-sector CDOs, known as “inner securitizations,” and we do not consistently have access to all the detailed information necessary to project every component of each inner securitization. Therefore, in some cases we put greater reliance on the models and analysis of third party market participants and are not able to fully, independently and precisely verify each data point. Moreover, the performance of the securities MBIA insures depends on a wide variety of factors which are outside our control, including the liquidity and performance of the collateral underlying such securities, the correlation of assets within collateral pools, the performance or non-performance of other transaction participants (including third-party servicers) and the exercise of control or other rights held by other transaction participants.

We continually monitor portfolio and transaction data and adjust these credit risk models to reflect changes in expected and stressed outcomes over time. We use internal models for ongoing portfolio monitoring and to estimate case basis loss reserves and may supplement such models with third party models or use third party experts to consult with our internal modeling specialists. When using third party models, we perform the same review and analysis of the collateral, deal structure, performance triggers and cash flow waterfalls as when using our internal models. However, both internal and external models are subject to model risk and there can be no assurance that these models are accurate or comprehensive in estimating our potential future paid claims and related loss reserves.

We are required to report credit derivatives at fair value in accordance with generally accepted accounting principles, which subjects our results of operations to volatility and losses

Any event causing credit spreads on an underlying security referenced in a credit derivative insured by MBIA to either widen or tighten will affect the fair value of the credit derivative and may increase the volatility of our earnings under GAAP. In our GAAP financial statements, we apply fair value accounting for the portion of our business executed in credit derivative form as required by Statement of Financial Accounting Standards No. 133 (“SFAS 133”) and changes in fair value are recognized immediately in earnings. Therefore, any increases or decreases in the fair value of these credit derivatives have an immediate corresponding impact on reported earnings under GAAP. As changes in fair value can be caused by factors unrelated to the performance of MBIA’s business and credit portfolio, including general market conditions and perceptions of credit risk, as well as market use of credit derivatives for hedging purposes unrelated to the specific referenced credits in addition to events that affect particular credit derivative exposure, the application of fair value accounting may cause our earnings to be more volatile than would be suggested by the actual performance of MBIA’s business operations and credit portfolio. In addition, due to the complexity of fair value accounting and the application of SFAS 133, future amendments or interpretations of SFAS 133 may cause us to modify our accounting methodology in a manner which may have an adverse impact on our financial results.

In the fourth quarter of 2007, we observed a further widening of market spreads and credit ratings downgrades of collateral underlying certain MBIA-insured CDO tranches. As of January 8, 2008, the pre-tax change in fair value of insured derivatives (“mark-to-market”) from September 30, 2007 to December 31, 2007 was estimated to be approximately $3.3 billion under GAAP, or approximately $2.1 billion on an after-tax basis, and is subject to change, which could be material. We are in the process of finalizing our evaluation and analysis of the mark-to-market for the quarter ended December 31, 2007. This increase in our mark-to-market loss in the fourth quarter of 2007 compared to the $342 million mark-to-market loss for the third quarter is a consequence of continued spread volatility, including a substantial widening in CMBS spreads and the deterioration of credit ratings in collateral underlying multi-sector CDOs. The mark-to-market amount disclosed above reflects a refinement to MBIA’s valuation modeling techniques that was implemented in the fourth quarter. Specifically, in light of extraordinary widening of the market spreads for the asset-backed security portion of the collateral underlying certain insured CDO tranches, for purposes of its valuation model, MBIA revised its approach and treated that ABS collateral as if it were in default.

Competition may have an adverse effect on MBIA’s business

The businesses engaged in by MBIA are highly competitive. MBIA faces competition from other financial guarantee insurance companies, other providers of third-party credit enhancement, such as multi-line insurance companies, credit derivative and swap providers and banks, and alternative financing structures that do not employ third-party credit enhancement, and recently a new financial guarantee insurer has been licensed to operate in New York. Increased competition, either in terms of price, alternative structures, or the emergence of new providers of credit enhancement, could have an adverse effect on MBIA’s business. In addition, MBIA’s competitive position may suffer due to the negative outlook from Moody’s and S&P and the rating watch negative from Fitch.

Market and other factors may cause investors and/or issuers to decrease demand for MBIA’s products

The demand for financial guarantee insurance depends upon many factors, some of which are beyond the control of MBIA. While all the major financial guarantee insurers have triple-A financial strength ratings from the major rating agencies, Moody’s and S&P have recently changed the ratings outlook for some financial guarantee insurers, including MBIA, to “negative,” placed other financial guarantee insurers on review for a possible downgrade, and affirmed a “stable” outlook for other major financial guarantee insurers. In addition, Fitch has placed the insurer financial strength ratings of several financial guarantee insurers, including MBIA on rating watch negative and affirmed a “stable” outlook for other major financial guarantee insurers. Investors from time to time distinguish among financial guarantors on the basis of various factors, including rating agency assessment, size, insured portfolio concentration and financial performance. These distinctions may result in differentials in trading levels for securities insured by particular financial guarantors which, in turn, may provide a competitive advantage to those financial guarantors with better trading characteristics. In addition, various investors may, due to regulatory or internal guidelines, lack additional capacity to purchase securities insured by certain financial guarantors, which may provide a competitive advantage to guarantors with fewer insured obligations outstanding. Distinctions in trading values or investor capacity constraints that do not favor MBIA would have an adverse effect on MBIA’s ability to attract new business at appropriate pricing levels.

Additionally, in the face of the disruption in the credit markets and the recent announcements by Fitch, Moody’s and S&P concerning financial guarantee insurers generally and MBIA in particular, the price of our common stock has experienced a significant decline and there has been a widening of spreads on our credit default swaps. This recent widening of spreads on our credit default swaps could impact the perception of our financial condition by MBIA’s insured bondholders and counterparties and could affect their willingness to purchase MBIA’s insured bonds and to continue to enter into transactions with MBIA.

Changes in interest rates could adversely affect our financial condition and future business

Increases in prevailing interest rate levels can adversely affect the value of MBIA’s investment portfolio and, therefore, our financial condition. In the event that investments must be sold in order to make payments on insured exposures, such investments would likely be sold at discounted prices. Additionally, increasing interest rates could lead to increased credit stress on transactions in MBIA’s insured portfolio.

Prevailing interest rate levels can affect demand for financial guarantee insurance. Lower interest rates are typically accompanied by narrower spreads between insured and uninsured obligations. The purchase of insurance during periods of relatively narrower interest rate spreads will generally provide lower cost savings to the issuer than during periods of relatively wider spreads. These lower cost savings could be accompanied by a corresponding decrease in demand for financial guarantee insurance. Increased interest rates may decrease attractiveness for issuers to enter into capital markets transactions, resulting in a corresponding decreasing demand for financial guarantee insurance.

Demand for financial guarantee insurance will decline if investors’ confidence in financial guarantor financial strength declines

The perceived financial strength of financial guarantee insurers also affects demand for financial guarantee insurance. Recently, several major financial guarantee insurers, including MBIA, have had their insurer financial strength ratings placed on review for a possible downgrade and have had their outlooks changed to “negative,” which may be contributing to a recent decline in the demand for financial guarantee insurance generally. Should a major financial guarantee insurer, or the industry generally, have its insurer financial strength rating downgraded, have the reliability of one or more of the rating agency capital models questioned or suffer for some other reason deterioration in investors’ confidence, demand for financial guarantee insurance would be reduced significantly.

Regulatory change could adversely affect MBIA’s ability to enter into future business

The financial guarantee insurance industry has historically been and will continue to be subject to the direct and indirect effects of governmental regulation, including insurance laws, securities laws, tax laws and legal precedents affecting asset-backed and municipal obligations, as well as changes in those laws. Failure to comply with applicable laws and regulations could expose MBIA to fines, the loss of its insurance licenses, and the inability to engage in certain business activity. In addition, future legislative, regulatory or judicial changes could adversely affect MBIA’s ability to pursue its business, materially impacting our financial results.

Revenues would be adversely impacted due to a decline in realization of installment premiums

Due to the installment nature of a significant percentage of its premium income, MBIA has an embedded future revenue stream. The amount of installment premiums actually realized by MBIA could be reduced in the future due to factors such as early termination of insurance contracts or accelerated prepayments of underlying obligations. Such a reduction would result in lower revenues and would have an adverse effect on the Company’s future financial position.

Potential impact of general economic and geopolitical conditions may adversely affect MBIA’s business prospects and insured portfolio

Changes in general economic conditions can adversely impact the Company’s business. Recessions, increases in corporate, municipal or consumer default rates, changes in interest rates, changes in law or regulation and other general economic and geopolitical conditions could adversely impact the Company’s prospects for future business, as well as the performance of MBIA’s insured portfolio and the Company’s investment portfolio. For example, the recent deterioration of certain sectors of the credit markets has caused a significant decline in the number of structured finance securities that have been issued in recent months. There can be no assurance that the market for structured securities will recover, and if the market fails to recover there would be a decrease in the demand for financial guarantee insurance for these securities, which may adversely affect MBIA’s business prospects.

General global unrest could disrupt the economy in this country and around the world and could have a direct material adverse impact on certain industries and on general economic activity. The Company has exposure in certain sectors that could suffer increased delinquencies and defaults as a direct result of these types of events. The Company’s exposure to domestic and international airports and to domestic enhanced equipment trust certificate aircraft securitizations have experienced increased stress as a result of global events since 2001, including a downgrading of the ratings and the bankruptcy of some of the underlying issuers, and could experience further stress in the event of general global unrest in the future. Other exposures that depend on revenues from business and personal travel, such as bonds backed by hotel taxes and car rental fleet securitizations, have experienced or may experience increased levels of delinquencies and default. In addition, certain other sectors in which the Company has insured exposure, such as consumer loan securitizations (e.g., home equity, auto loan and credit card transactions), have experienced increased delinquencies and defaults in the underlying pools of loans and could experience further defaults in the event of future global unrest. To the extent that certain corporate sectors may be vulnerable to credit deterioration and increased defaults in the event of future global unrest, collateralized debt obligations backed by pools of corporate debt issuances in those stressed sectors could also be adversely impacted.

The Company’s insurance operations underwrite exposures to the Company’s reasonable expectation of future performance as well as at various stress levels estimating defaults and other conditions at levels higher than are reasonably expected to occur. There can be no assurance, however, that the Company will not incur material losses if the economic stress and increased defaults in certain sectors caused by change in economic conditions, default rates, global unrest, terrorism, catastrophic events, natural disasters or similar events in the future is or will be more severe than the Company currently foresees and had assumed in underwriting its exposures.

An inability to access capital could adversely affect liquidity and impact MBIA’s ability to write new business

The Company’s access to external sources of financing, as well as the cost of such financing, is dependent on various factors, including the long term debt ratings of the Company and the insurance financial strength ratings of MBIA and the perceptions of the financial strength of MBIA and MBIA Inc. Our debt ratings are influenced by numerous factors, either in absolute terms or relative to our peer group, such as financial leverage, balance sheet strength, capital structure and earnings trends. If we cannot obtain adequate capital on favorable terms or at all, our business, operating results and financial condition could be adversely affected.

MBIA has entered into credit facilities with third-party providers in order to supplement its capital position. When evaluating the Company’s overall capital position, the rating agencies evaluate the financial strength of these providers, as well as their perceived willingness to fund these facilities if drawn. In the event that the ratings of these capital providers are reduced or withdrawn, the amount of capital credit the Company receives for these facilities would decline. There can be no assurance that the ratings of such providers will not decline in the future, that replacement providers will be available or, in the absence of a rating decline, that the rating agencies would not decrease the amount of capital credit they assign to the Company for such “soft capital” facilities. The inability to obtain adequate replacement capital on favorable terms or at all could have an adverse impact on the Company’s business and financial condition.

A reduction in the financial strength ratings of or a default by one or more of MBIA’s key reinsurers could adversely impact our capital position, financial strength rating and ability to write new business

MBIA uses reinsurance to cede exposure for purposes of syndicating risk and increasing its capacity to write new business while complying with its single risk and credit guidelines. When a reinsurer is downgraded by one or more of the rating agencies, less capital credit is given to MBIA under rating agency models. Over the past several years, most of MBIA’s reinsurers have been downgraded and others remain under review. The downgrade of one of MBIA’s key reinsurers could adversely impact MBIA’s capital position under rating agency models, and affect MBIA’s financial strength rating and ability to write new business accordingly.

MBIA generally retains the right to recapture the business ceded to reinsurers under certain circumstances, including rating downgrades of its reinsurers. Additionally, reinsurers and counterparties under other reimbursement agreements may default on their obligations to us due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud or other reasons. Such defaults could have a material adverse effect on our business or profitability or require us to raise additional capital. MBIA remains liable on a primary basis for all reinsured risk, and although MBIA believes that its reinsurers remain capable of meeting their obligations, there can be no assurance of such in the future.

Changes in the rating agencies’ capital models and rating methodology with respect to financial guarantee insurers may adversely affect our business, results of operations and financial condition

Changes in the rating agencies’ capital models and rating methodology with respect to financial guarantee insurers and the risks in MBIA’s investment portfolio and insured portfolio could require MBIA to hold more capital against specified credit risks in the insured portfolio. For example, the rating agencies have recently made changes to their capital models and rating methodology in response to the deterioration in the performance of certain securities. These requirements have placed stress on our ratings and require us to raise additional capital. There can be no assurance that capital will be available to us on favorable terms and conditions or at all, and the failure to raise such capital could have an adverse impact on our business, results of operations and financial condition.

The dividend paying ability of certain of our subsidiaries is restricted by law

Our ability to pay principal, premium, if any, and interest on any debt securities, depends in part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money to it in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. Regulations relating to capital requirements affecting some of our other subsidiaries may also restrict their ability to pay dividends and other distributions and make loans to us.

Regulatory regimes and changes to accounting rules may adversely impact financial results irrespective of business operations

Accounting standards and regulatory changes may require modifications to our accounting methodology, both prospectively and for prior periods and such changes could have an adverse impact on our financial results. The SEC and the Financial Accounting Standards Board, or “FASB,” are considering the accounting methodology to be applied by financial guarantee industry participants for claims liability recognition, premium recognition and amortization of deferred policy acquisition costs. When the FASB or the SEC reaches a conclusion on this project, MBIA and other financial guarantors may be required to change some aspects of their respective loss reserving policies and the potential changes could extend to premium and expense recognition. We cannot currently assess how the FASB and SEC staff’s ultimate resolution of this project will impact our loss reserving policy or the effect it might have on recognizing premium revenue and policy acquisition costs. Until final guidance is issued, we intend to apply our existing methodology. There can be no certainty, however, that the SEC or the FASB will not require us to modify our current methodology, either on a going-forward basis or for prior periods. Any required modification of our existing methodology, either with respect to these issues or other issues in the future, could have an impact on our results of operations, including increased volatility of our earnings.

Our risk management policies and procedures may not prevent future losses

We assess our risk management policies and procedures on a periodic basis. As a result of such assessment, we may take steps to change our internal risk assessment capabilities and procedures, our portfolio management policies, systems and processes and our policies and procedures for monitoring and assessing the performance of our insured portfolio in changing market conditions. There can be no assurance, however, that these steps will be adequate to avoid future losses.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

        This current report of MBIA Inc. includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. MBIA cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The following are some of the factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements: fluctuations in the economic, credit, interest rate or foreign currency environment in the United States and abroad; level of activity within the national and international credit markets; competitive conditions and pricing levels; legislative or regulatory developments; technological developments; changes in tax laws; changes in the Company’s credit ratings; the effects of mergers, acquisitions and divestitures; and uncertainties that have not been identified at this time. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such results are not likely to be achieved.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

99.1	Press Release issued by MBIA Inc. dated January 9, 2008.
99.2	Supplemental Information dated January 9, 2008.

8

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date: January 9, 2008

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated January 8, 2008

Exhibit 99.1	Press Release issued by MBIA Inc. dated January 9, 2008
Exhibit 99.2	Supplemental Information dated January 9, 2008